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                 MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT dated effective as of the 1st day of December, 1999.


BETWEEN:     WILLIAM INY, of 5709 Hudson Street,
             Vancouver, British Columbia, Canada V6M 2Z2

             (hereinafter called "Iny")

                                                  OF THE FIRST PART

AND:         ENCORE VENTURES, INC., a company
             incorporated under the laws of the
             State of Nevada

             (hereinafter called "Encore")

                                                 OF THE SECOND PART


WHEREAS Iny has geological, business and management expertise and maintains an office with administration services, including telephone and computer services;

AND WHEREAS Encore requires geological technical services, management services, office administration services, including telephone and computer services, and wishes Iny to provide same to Encore;

NOW THEREFORE THE PARTIES HAVE AGREED and do hereby agree as follows:

1.	Iny hereby agrees to provide his services as President of
Encore to carry out management and direction of the business of the Company, including managing and supervising any mineral exploration activities carried out by Encore (the "Management Services").

2.	Iny hereby agrees to provide office administration services, including telephone and computer services, to Encore (the
"Administrative Services").

3.	In consideration of Iny providing all the Management Services and the Administrative Services to Encore, Encore agrees to pay to Iny a consulting fee in the amount of $750.00 U.S. per month payable on the 1st day of each month (the "Consulting
Fee").

4.	In addition to the payment of the Consulting Fee, Encore
agrees to reimburse Iny for any expenses directly attributable to performing its obligations to Encore pursuant to this Agreement.

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                               -2-

5.	It is agreed that the Management Services to be provided by
Iny to Encore will account for approximately 15% of Iny's business time. The Consulting Fee will be increased in the event that Iny is required to spend more than 15% of his business time in providing the Management Services to an amount equal to fair market value of Iny's services.

6.	This Agreement shall be for a term of one year and one month commencing December 1, 1999 and ending December 31, 2000.

7.	No amendment or termination of this Agreement shall be valid unless it is in writing and executed by both parties.

8.	Time shall be of the essence of this Agreement.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


SIGNED SEALED AND DELIVERED
by WILLIAM INY in the presence of


/s/ Estela Pelegrin
------------------------------
Signature of Witness

Estela Pelegrin                          William Iny
------------------------------           ------------------------------
Name of Witness                          WILLIAM INY

#203 1010 Howe St.
------------------------------
Address of Witness



ENCORE VENTURES, INC.
by its authorized signatory


/s/ James Watt
---------------------------------
Signature of Authorized Signatory


James Watt
---------------------------------
Name of Authorized Signatory